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                                                                     EXHIBIT 4.6

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of April 29, 1997, between Budget Group, Inc. (formerly Team Rental Group, Inc.), a Delaware corporation (the "COMPANY"), and the persons listed on the signature pages hereof.

         1. Background. The Company issued $80,000,000 aggregate principal amount of its 7.0% Convertible Subordinated Notes due 2003 pursuant to several Note Purchase Agreements dated as of December 1, 1996 (the "ORIGINAL PURCHASE AGREEMENTS") and the Company and the purchasers of said Notes are parties to a Registration Rights Agreement dated December 18, 1996 (the "EXISTING REGISTRATION RIGHTS AGREEMENT"), providing for registration rights with respect to the Common Stock issuable upon conversion of the said Notes.

         In connection with the financing of the acquisition of Budget Rent a Car Corporation, (i) the Company is issuing $45,000,000 aggregate principal amount of its 6.85% Convertible Subordinated Notes, Series B, due 2007 (the "SERIES B NOTES") pursuant to several Note Purchase Agreements dated as of April 25, 1997 (the "SERIES B PURCHASE AGREEMENTS") between the Company and institutional investor purchasers, and (ii) the Original Purchase Agreements have been supplemented and amended (as so supplemented and amended, the "SERIES A PURCHASE AGREEMENTS" and, together with the Series B Purchase Agreements, collectively, the "PURCHASE AGREEMENTS") and the terms of said 7.0% Convertible Subordinated Notes have been amended and said Notes have been redesignated as 7.0% Convertible Subordinated Notes, Series A, due 2007 (the "SERIES A NOTES" and, together with the Series B Notes, collectively the "NOTES"). In connection with such acquisition, Ford Motor Company is acquiring shares of a new series of convertible preferred stock of the Company (the "ACQUISITION SHARES") initially convertible into 4,500,000 shares of Common Stock.

         Pursuant to Section 7 of the respective Purchase Agreements, the Company is required to execute and deliver to a trustee (the "TRUSTEE") an indenture (the "INDENTURE") providing for the issuance of convertible subordinated notes (the "EXCHANGE NOTES") in two series, bearing interest at the same rates and otherwise bearing the same terms and conditions as the Notes of the respective series and having substantially the same terms and conditions as are contained in the Purchase Agreements, and the Company is also required to exchange the Notes of each series for a like aggregate unpaid principal amount of Exchange Notes of the corresponding series. As used herein the term "SECURITIES" means all Exchange Notes issued in exchange for the Notes.


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         To provide the same registration rights to the holders of all of the
Notes, the Company and the holders of the Series A Notes hereby amend and restate in its entirety the Existing Registration Rights Agreement and the purchasers of the Series B Notes are joining as parties to the Existing Registration Rights Agreement as so amended and restated.

         Certain capitalized terms are defined in Section 3.

         2.    Registration under Securities Act, etc.

         2.1. Filing of Shelf Registration Statement; Demand Registration. (a) At the earlier of (i) March 1, 1998 and (ii) 30 days after the disposition by Ford Motor Company, directly or indirectly, of at least 50% of the Acquisition Shares, the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION") with respect to the Securities and the other Registrable Securities. The Company shall use its best efforts to (i) have the Shelf Registration declared effective on or before the Target Date therefor, and (ii) keep the Shelf Registration continuously effective from the date the Shelf Registration is declared effective until the Termination Date.

         (b) At any time prior to the Initial Conversion Date, upon the written request of the holders of all outstanding Notes or all outstanding Securities, as the case may be, the Company shall file a registration statement under the Securities Act (the "DEMAND REGISTRATION") with respect to an underwritten offering of the Securities. The Company shall use its best efforts to have the Demand Registration declared effective on or before the Target Date therefor.

         2.2. Registration Procedures. In connection with the Shelf Registration or Demand Registration, as applicable, filed pursuant to Section 2.1, the Company will as expeditiously as possible:

         (a) at or before the time the Demand Registration or the Shelf Registration is declared effective, qualify the Indenture under the Trust Indenture Act of 1939, as amended;

         (b) subject to Section 9 hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;


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         (c)   furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (including exhibits thereto, if requested), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

         (d) use its reasonable good faith efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller of Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required (i) to register or qualify to do business as a foreign corporation in any jurisdiction wherein it would not be obligated at the time to be so registered or qualified, (ii) to take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to such registration statement, in any jurisdiction where it would not at the time be so subject, or (iii) to take any action that would subject it to taxation in any jurisdiction in an amount greater than it would be so subject without having taken such action;

         (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities regulating the Company as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

         (f) promptly notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, subject to Section 9 hereof, at the request of any such seller or holder promptly prepare to furnish to


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     such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

         (g) notify each seller of Registrable Securities covered by such registration statement:

               (i) when the registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective, and

               (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus included therein or for additional information;

         (h) notify each seller of Registrable Securities covered by such registration statement:

               (i) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and

               (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included in the registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (i) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

         (j) use its best efforts to list all Common Stock issuable upon conversion of the Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed;

         (k) maintain on file with any securities exchange on which any of the Registrable Securities is then listed a copy of the most recent prospectus and otherwise use its best efforts to allow the sellers to satisfy the prospectus delivery requirements of the Securities Act in a manner not requiring physical delivery of a prospectus; and


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         (1)   cooperate fully in any underwritten offering of the Registrable
     Securities, including without limitation by participation in meetings with potential investors and in the preparation of presentations for such meetings and cause its executive officers to participate in a "roadshow" if the managing underwriter so requests, provided that the officers of the Company shall not be required to participate in any such roadshow except in connection with the Demand Registration or in connection with an underwritten offering involving at least a majority of the originally issued Securities on an As Converted Basis.

The Company may require each holder of Registrable Securities to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

         2.3. Underwriters. (a) If, pursuant to written notice delivered to the Company from time to time by holders of at least 10% of the Securities on an As Converted Basis, such holders so elect, the offer and sale of any Registrable Securities pursuant to the Shelf Registration may be effected in the form of an underwritten offering. The managing underwriter or underwriters of the offering, if it is an underwritten offering, shall be selected by the Company, and such underwriter, as well as the price, terms and provisions of the offering, shall be subject to the approval of the holders of a majority of the Registrable Securities (on an As Converted Basis) to be so offered (such approval not to be unreasonably withheld).

         (b) The offer and sale of the Securities pursuant to the Demand Registration shall be effected in the form of an underwritten offering. In connection with such offering, Credit Suisse First Boston Corporation shall act as the book-running managing underwriter and the co-manager or managers, if any, shall be selected by the Company. Such co-managers, as well as the price, terms and provisions of the offering, shall be subject to the approval of the Required Holders (such approval not to be unreasonably withheld).

         2.4. Underwritten Offerings. If requested by the underwriters for any offering by holders of Registrable Securities pursuant to the Shelf Registration or Demand Registration, the Company will enter into an underwriting agreement with such underwriters for such offering which is satisfactory in substance and form to the Company, holders of a majority of the Registrable Securities included in such offering and the underwriters and contains such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including without limitation indemnities to the effect and to the extent provided in Section 2.7. The holders of the Registrable Securities included in such offering will cooperate with the Company in the negotiation of the underwriting agreement and will give


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consideration to the reasonable requests of the Company regarding the form thereof; however, such cooperation and consideration does not diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding (i) such holder, (ii) such holder's Registrable Securities, (iii) such holder's intended method of distribution of Registrable Securities, (iv) information supplied by such holder in writing to the Company specifically for use in the registration statement, (v) other representations required by law and (vi) with respect to agreements with the underwriters, such other agreements not inconsistent with this Agreement as are reasonably requested by such underwriters and are customary for such transactions.

         2.5. Expenses. The Company shall pay all Registration Expenses incurred in connection with the Shelf Registration or the Demand Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to such Registration. Each holder of Registrable Securities selling all or a portion of such Securities under the Shelf Registration or Demand Registration shall pay all brokerage fees, commissions, concessions or discounts and, if applicable, underwriting discounts and commissions, the fees and disbursements of counsel representing such holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by such holder pursuant to the Shelf Registration or Demand Registration.

         2.6. Preparation; Reasonable Investigation. In connection with the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, the underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement and each prospectus included therein or filed with the Commission, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that the participation of the accountants selected by the holders of Registrable Securities shall be limited to a review of specified accounting issues of interest to such holders.

         2.7. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement,


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the Company will, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by any registration statement filed pursuant to Section 2.1 hereof, each other Person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, each broker or dealer acting on behalf of such seller and each such seller's directors, officers, partners, shareholders and employees (the seller, its directors and officers and each such other Person is individually a "SELLER INDEMNITEE"), against any losses, claims, damages or liabilities, joint or several, to which such Seller Indemnitee may become subject under the Securities Act or otherwise, including without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will reimburse, as from time to time incurred, each Seller Indemnitee for any legal or any other expenses reasonably incurred by such Seller Indemnitee in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by such Seller Indemnitee to the Company specifically for use therein and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a seller or its respective Seller Indemnitees and shall survive the transfer of such securities by such Seller Indemnitee. This indemnity agreement


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is in addition to any liability that the Company may otherwise have.

         (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities pursuant to Section 2.1 hereof, each holder of Registrable Securities covered by such registration statement severally, but not jointly, will indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder for use therein. No holder of Registrable Securities shall be required by this Subsection (b) to pay an amount in excess of the amount by which the total net proceeds (before deducting expenses) received by such holder upon the sale of Registrable Securities included in such registration exceeds the total purchase price paid to the Company for the Securities attributable to such Registrable Securities. This indemnity agreement is in addition to any liability that such holder of Registrable Securities may otherwise have.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding Subsections of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Subsections of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of such indemnified party's counsel a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. An indemnifying


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party who is not entitled to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such indemnified party's counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim (in which case such indemnified parties may have separate counsel). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall, without the consent of the indemnifying party, consent to the entry of any judgment or enter into any settlement without the consent of the indemnifying party (which consent will not be unreasonably withheld).

         (d)   Indemnification Payments. The indemnification required by this
Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         2.8. Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which at the time effected or permitted in the Company's good faith opinion would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Acquisition Shares: As defined in Section 1.

         As Converted Basis: As defined in the Purchase Agreements.

         Board of Directors: As defined in the Purchase Agreements.

         Business Day: As defined in the Purchase Agreements.

         Closing Date: April 29, 1997.

         Commission: The Securities and Exchange Commission and any successor agency of the United States federal government having similar powers.


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         Common Stock: The Class A Common Stock, par value $.01 per share, of the Company.

         Demand Registration: As defined in Section 2.1(b).

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Notes: As defined in Section 1.

         Indenture: As defined in Section 1.

         Initial Conversion Date: As defined in the Purchase Agreements.

         Person: As defined in the Purchase Agreements.

         Purchase Agreements: As defined in Section 1.

         Registrable Securities: (a) Any shares of Common Stock issued or issuable upon conversion of the Securities or the Notes, (b) any securities issued or issuable with respect to any such Securities, Notes or Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise (including without limitation pursuant to antidilution provisions in Section 11.2 of the Purchase Agreements) and (c) any Securities required to be registered pursuant to Section 2.1. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) the Shelf Registration or Demand Registration with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Shelf Registration or Demand Registration, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including without limitation all registration and filing fees, all fees of the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and


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compliance, premiums and other costs of policies of insurance obtained by the
Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and any expenses not permitted by law to be paid by the Company, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

         Required Holders: As defined in the Purchase Agreements.

         Rule 144: As defined in Section 4.

         Securities: As defined in Section 1.

         Securities Act: The Securities Act of 1933, as amended.

         Shelf Registration: As defined in Section 2.1(a).

         Target Date: 45 days after the date of filing of the Shelf Registration or the Demand Registration, as applicable.

         Termination Date: The second anniversary of the Closing Date or such earlier date as of which the Securities shall be paid in full prior to conversion or shall no longer constitute restricted securities under Rule 144 of the Securities Act and may be sold without regard to the volume limitations of Rule 144 or all the Registrable Securities covered by the Shelf Registration have been sold pursuant to the Shelf Registration.

         4. Rule 144 and Rule 144A. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act, to the extent permitted thereunder, within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time ("RULE 144"), (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


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         5.    Amendments and Waivers. This Agreement may be amended and the
Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (a) the holder or holders of at least 66 2/3% of the Notes or Securities, as the case may be, on an As Converted Basis if at such time the original purchasers of the Notes under the Purchase Agreements and their respective affiliates in the aggregate hold at least 66 2/3% of the Notes or Securities, as the case may be, on an As Converted Basis, and (b) otherwise the holder or holders of a majority of the Registrable Securities on an As Converted Basis. Each holder of Notes, Securities or other Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Notes, Securities or Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Notes, Securities or other Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and by prior written notice to the Company, be treated as the holder of such Notes, Securities or Registrable Securities for purposes of any request or other action by any holder or holders of Notes, Securities or Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held (directly or on an As Converted Basis) by any holder or holders of Registrable Securities contemplated by this Agreement.

         7. Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by confirmed facsimile transmission (hard copy to be sent on the date of such transmission) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt) and (a) if addressed to a party other than the Company, addressed to such party in the manner set forth in the Purchase Agreements, or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) if addressed to the Company, at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114, to the attention of Sanford Miller, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Notices and other communications hereunder shall be deemed to have been duly given if sent as aforesaid.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties


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hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Notes, Securities or Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

         9. Holdback Agreements. Notwithstanding anything in this Agreement to the contrary, the Company may prohibit offers and sales of Registrable Securities at any time if

         (a)(i) it is in possession of material non-public information, (ii) the Board of Directors of the Company determines in good faith that disclosure of such material non-public information would not be in the best interests of the Company and its stockholders and (iii) the Board of Directors of the Company or the Chief Executive Officer or the Chief Financial Officer of the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information; or

         (b) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its Subsidiaries (i) that is material to the Company and its Subsidiaries taken as a whole (and for such purpose no transaction shall be deemed material unless, on a pro forma basis and after giving effect thereto, consolidated assets or consolidated revenues of the Company and its Subsidiaries as of the end of or for the most recently completed fiscal year would be increased by at least 10%) and (ii) the Board of Directors of the Company or the Chief Executive Officer or the Chief Financial Officer of the Company determines in good faith that offers and sales of Registrable Securities prior to the consummation of such transaction (or such earlier date as the Board of Directors or the Chief Executive Officer or the Chief Financial Officer of the Company shall determine) is not in the best interests of the Company and its stockholders, provided that during any period of prohibition neither the Company nor any other Person to whom the Company shall have given registration rights with respect to shares of Common Stock shall be entitled to make offers and sales of Common Stock pursuant to a registration statement filed under the Securities Act, other than pursuant to an employee stock purchase plan, stock option or other employee benefit plan or a dividend re-investment plan of the Company (each period during which any prohibition of offers and sales of Registrable Securities is in effect pursuant to clause (a) or (b) of this Section 9 is referred to herein as a "SUSPENSION PERIOD").

         A Suspension Period shall commence on and include the date on which the Company provides written notice to holders of Registrable Securities that offers and sales of Registrable Securities cannot be made in accordance with this
Section 9 and shall end on the date on which each such holder of Registrable Securities either receives copies of a prospectus supplement, as contemplated by
Section 2.2(b), or is advised in writing by the Company that offers and sales of Registrable Securities and use of the prospectus may be resumed, provided, however, that all Suspension Periods pursuant to clause (a) of this Section 9 in the aggregate shall not exceed 60 days during any period of twelve consecutive calendar months (nor more than 20 consecutive days for any one Suspension Period) and each Suspension Period shall be followed by at least ten Business Days during which no Suspension Period is in effect.

         10. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

         11. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights hereunder. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         12. Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   BUDGET GROUP, INC.

                                   By   JEFFREY D. CONGDON
                                        Chief Financial Officer



                                   [SERIES A NOTE PURCHASERS]

                                   METROPOLITAN LIFE INSURANCE COMPANY

                                   By   MICHAEL J. MAZZOLA
                                        Assistant Vice President


                                   JOHN HANCOCK MUTUAL LIFE INSURANCE
                                     COMPANY

                                   By   GEORGE H. BRAWN
                                        Vice President


                                   JOHN HANCOCK VARIABLE LIFE INSURANCE
                                     COMPANY

                                   By   GEORGE H. BRAWN
                                        Vice President


                                   SIGNATURE 1A (CAYMAN), LTD.

                                   By   JOHN HANCOCK MUTUAL LIFE INSURANCE
                                          COMPANY, PORTFOLIO ADVISER

                                        By   GEORGE H. BRAWN
                                             Vice President

                                   NEW YORK LIFE INSURANCE COMPANY

                                   By   STEVEN M. BENEVENTO
                                        Investment Manager


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE
                                     COMPANY

                                   By   JOHN B. JOYCE
                                        Managing Director


                                   MASSMUTUAL CORPORATE VALUE PARTNERS
                                     LIMITED

                                   By   MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY, ITS INVESTMENT MANAGER

                                        By   JOHN B. JOYCE
                                             Managing Director


                                   MASSMUTUAL PARTICIPATION INVESTORS

                                   By   JOHN B. JOYCE
                                        Vice President


                                   MASSMUTUAL CORPORATE INVESTORS

                                   By   JOHN B. JOYCE
                                        Vice President


                                   [SERIES B NOTE PURCHASERS]


                                   NEW YORK LIFE INSURANCE COMPANY

                                   By   STEVEN M. BENEVENTO
                                        Investment Manager

                                   TEACHERS INSURANCE AND ANNUITY
                                     ASSOCIATION OF AMERICA

                                   By   KEVIN R. LORENZ
                                        Director - Private Placements


                                   THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                     COMPANY

                                   By   GARY A. POLINER
                                        Vice President


                                   JOHN HANCOCK MUTUAL LIFE INSURANCE
                                     COMPANY

                                   By   GEORGE H. BRAWN
                                        Vice President


                                   JOHN HANCOCK VARIABLE LIFE INSURANCE
                                     COMPANY

                                   By   GEORGE H. BRAWN
                                        Vice President


                                   THE VARIABLE ANNUITY LIFE INSURANCE
                                     COMPANY

                                   By   JULIA S. TUCKER
                                        Investment Officer


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE
                                     COMPANY

                                   By   JOHN B. JOYCE
                                        Managing Director


                                   THE TRAVELERS INSURANCE COMPANY

                                   By   PAMELA WESTMORELAND
                                        Assistant Investment Officer

                                   THE TRAVELERS INDEMNITY COMPANY

                                   By   PAMELA WESTMORELAND
                                        Assistant Investment Officer


                                   METROPOLITAN LIFE INSURANCE COMPANY

                                   By   MICHAEL J. MAZZOLA
                                        Assistant Vice President